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EXHIBIT 10.3

COLLATERAL TRUST AGREEMENT

        COLLATERAL TRUST AGREEMENT dated as of March 30, 2006, by and among VENOCO, INC., a Delaware corporation (the "Company"), BMC, LTD., a California limited partnership ("BMC"), WHITTIER PIPELINE CORPORATION, a Delaware corporation (together with BMC and each of the subsidiaries of the Company that become "Subsidiary Guarantors" hereunder pursuant to Section 8.13 after the date hereof, the "Subsidiary Guarantors", and, together with the Company, the "Grantors"), CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as administrative agent under the Second Lien Term Loan Agreement (as defined below) (in such capacity, together with its successors in such capacity, the "Second Lien Term Loan Administrative Agent"), and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as collateral trustee (in such capacity, together with its successors in such capacity, the "Collateral Trustee") for the Sharing Secured Parties (as defined below).

RECITALS

        The Company, the Subsidiary Guarantors, the lenders party thereto and the First Lien Collateral Agent (defined below), among others, have entered into that certain Second Amended and Restated Credit Agreement dated as the date hereof providing for a revolving credit facility (as amended, restated, supplemented, modified, replaced or refinanced from time to time, the "First Lien Credit Agreement");

        The Company, the Subsidiary Guarantors, the lenders party thereto and the Second Lien Term Loan Administrative Agent, among others, have entered into that certain Term Loan Agreement dated as of the date hereof providing for a term loan (as amended, restated, supplemented, modified, replaced or refinanced from time to time, the "Second Lien Term Loan Agreement");

        The Company proposes to secure the obligations of the Company under the Second Lien Term Loan Agreement and the obligations of the Subsidiary Guarantors under the Second Lien Guarantee and the other Second Lien Term Loan Obligations (defined below) referred to herein on a second priority basis by Liens (defined below) on substantially all the assets of the Company and the Subsidiary Guarantors, respectively, pursuant to the applicable terms of the Sharing Security Documents (defined below);

        Pursuant to that certain Indenture dated as of December 20, 2004 by and among the Company, the Subsidiary Guarantors and U.S. Bank, National Association, as trustee (in such capacity, the "Indenture Trustee") (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), the Company issued its 8.75% Senior Notes due 2011 (the "Senior Notes") which are guaranteed by Subsidiary Guarantees (as defined in the Indenture and referred to herein as the "Senior Note Subsidiary Guarantees") of each of the Subsidiary Guarantors;

        Pursuant to the Indenture, the Company is required not to, and not to permit any of its Restricted Subsidiaries (as defined in the Indenture) to, create any Lien (as so defined) that is not a Permitted Lien (as so defined) (referred to herein as an "Indenture Non-Permitted Lien") upon any of its assets unless (if such Lien secures Senior Debt (as so defined)) the Senior Notes and the Senior Note Subsidiary Guarantees are secured by a Lien on such assets on an equal and ratable basis with the Senior Debt so secured until such time as such Senior Debt is no longer so secured by such Indenture Non-Permitted Lien;

        The Second Lien Term Loan Obligations constitute "Senior Debt" under the Indenture, and the Liens proposed to secure the Second Lien Term Loan Obligations pursuant to the Sharing Security Documents (defined below) will constitute Indenture Non-Permitted Liens on the date hereof;

        The Indenture therefore requires the Company to secure the Senior Notes and the Senior Note Subsidiary Guarantees (but not any fees or other obligations under the Indenture) with the Sharing

Collateral (defined below) on an equal and ratable basis with the Second Lien Term Loan Obligations until such time as such Second Lien Term Loan Obligations are no longer so secured by an Indenture Non-Permitted Lien (such time, the "Senior Note Lien Termination Time"); and

        The Collateral Trustee has agreed to hold and administer the Liens securing the Sharing Collateral on an equal and ratable basis on behalf and for the benefit of the holders of the Secured Lien Term Loan Obligations and, until (but only until) the Senior Note Lien Termination Time, the Senior Notes and the Senior Note Subsidiary Guarantees, in each case in accordance with, and subject to the terms and provisions, hereof.

AGREEMENT

        In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS, ETC.

        Section 1.01    Defined Terms.    As used in this Agreement, the following terms have the meanings specified below:

        "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to "control" or be "controlled by" a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.

        "Agreement" means this Collateral Trust Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

        "Applicable Period" has the meaning assigned to such term in Section 4.01.

        "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

        "Bankruptcy Event" means, with respect to any Grantor, the institution of any proceeding by or against any Grantor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Grantor shall take any corporate action to authorize any of the actions set forth above.

        "BMC" has the meaning assigned to such term in the Preamble to this Agreement.

        "Cash Collateral" means "Cash Collateral" (as defined in the Cash Collateral Agreement).

        "Cash Collateral Agreement" means that certain Cash Collateral Agreement dated as of the Effective Date by and between the Company and the Collateral Trustee, as amended, restated, supplemented or otherwise modified from time to time.

        "Collateral Trustee" has the meaning assigned to such term in the Preamble to this Agreement.

        "Collateral Trustee Fees" means all fees, costs and expenses of the Collateral Trustee of the type described in Section 5.03.

        "Company" has the meaning assigned to such term in the Preamble to this Agreement.

        "Default Rate" means "Default Rate", as defined in the Second Lien Term Loan Agreement.

        "Distribution Date" means the date on which any funds are distributed by the Collateral Trustee in accordance with the provisions of Section 4.01.

        "Event of Default" means any "Event of Default" under and as defined in any Second Lien Debt Instrument.

        "First Lien Collateral Agent" means Bank of Montreal, a Canadian chartered bank acting through certain of its United States branches and agencies, including its Chicago, Illinois branch, in its capacity as administrative agent under the First Lien Credit Agreement, together with its successors in such capacity.

        "First Lien Credit Agreement" has the meaning assigned to such term in the Recitals to this Agreement.

        "First Lien Lenders" means the "Lenders" under and as defined in the First Lien Credit Agreement.

        "Grantors" has the meaning assigned to such term in the Preamble to this Agreement.

        "Indemnification Amount" has the meaning ascribed thereto in Section 5.03(b).

        "Indemnitee" has the meaning ascribed thereto in Section 5.03(b).

        "Indenture" has the meaning assigned to such term in the Recitals to this Agreement.

        "Indenture Non-Permitted Lien" has the meaning assigned to such term in the Recitals to this Agreement.

        "Indenture Trustee" has the meaning assigned to such term in the Recitals to this Agreement.

        "Insolvency or Liquidation Proceeding" means:

        (a)   any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

        (b)   any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its respective assets;

        (c)   any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

        (d)   any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

        "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of even date herewith by and among the Grantors, the First Lien Collateral Agent and the Collateral Trustee and certain other Persons party or that may become party thereto from time to time, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

        "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust, Uniform Commercial Code financing statement or other preferential arrangement having the practical effect of any of the foregoing, including the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

        "Material Adverse Effect" has the meaning ascribed to such term in the Second Lien Term Loan Agreement.

        "Mortgaged Properties" has the meaning ascribed to such term in the Second Lien Term Loan Agreement.

        "Net Proceeds of Production" has the meaning ascribed to such term in the Second Lien Term Loan Agreement.

        "Obligations" means all obligations of every nature of each Grantor from time to time owed to any agent or trustee, the Sharing Secured Parties or any of them or their respective Affiliates under the Second Lien Loan Documents or, until (but only until) the Senior Note Lien Termination Time, the Senior Note Debt Documents, whether for principal, interest, payments in respect of Qualifying Derivative Contracts (as defined in the Second Lien Term Loan Agreement), fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing.

        "Permitted Investments" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit or time deposits issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) fully collateralized repurchase agreements with a term of not more than 90 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (b) of this definition; (d) commercial paper rated A-1 or better or P-1 by Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc., or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest; and (e) mutual funds which invest in securities issued or guaranteed by the United States of America or an agency or instrumentality thereof representing a full faith and credit obligation of the United States of America and, with respect to each of the foregoing, that is maintained in book-entry form on the records of a Federal Reserve Bank.

        "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

        "Relevant Sharing Obligations" means at any time (a) in the case of any Second Lien Term Loan Secured Party, the aggregate amount of Second Lien Term Loan Obligations held by such Second Lien Term Loan Secured Party at such time and (b) in the case of any holder of Senior Notes, the sum of (x) the aggregate principal amount of such Senior Note outstanding at such time plus (y) accrued and unpaid interest on such Senior Note outstanding at such time plus (z) the aggregate amount of any other Senior Note Lien Obligations owing at such time.

        "Requisite Sharing Secured Parties" means, at any time, the Second Lien Lenders and holders of the Senior Notes holding at such time a majority in principal amount of the sum of (a) the Second Lien Term Loans then outstanding and (b) the Senior Notes then outstanding. Notwithstanding the foregoing, to authorize any release pursuant to Section 7.02(b), or any amendment pursuant to Section 8.02(ii), "Requisite Sharing Secured Parties" means both (i) the "Required Lenders" under the Second Lien Term Loan Agreement and (ii) the holders of not less than a majority in principal amount of Senior Notes then outstanding.

        "Responsible Officer" means any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Collateral Trustee (a) performing corporate trust functions for or on behalf of the Collateral Trustee or (b) who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

        "Second Lien Debt Documents" means, collectively, (i) the Second Lien Loan Documents and (ii) until (but only until) the Senior Note Lien Termination Time, the Senior Note Debt Documents.

        "Second Lien Debt Instruments" means, collectively, (i) the Second Lien Term Loan Agreement and (ii) until (but only until) the Senior Note Lien Termination Time, the Indenture.

        "Second Lien Lenders" means, at any relevant time, collectively, the "Lenders" under and as defined in the Second Lien Term Loan Agreement.

        "Second Lien Loan Documents" means the Second Lien Term Loan Agreement and the other Loan Documents (as defined in the Second Lien Term Loan Agreement), including the Sharing Security Documents, and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Term Loan Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Lien Term Loan Obligations, including any intercreditor or joinder agreement among holders of Second Lien Term Loan Obligations to the extent such is effective at the relevant time, in each case as each may be amended, restated, supplemented, modified, renewed or extended from time to time.

        "Second Lien Term Loan Administrative Agent" has the meaning assigned to such term in the Preamble to this Agreement.

        "Second Lien Term Loan Agreement" has the meaning assigned to that term in the Recitals to this Agreement.

        "Second Lien Term Loan Commitments" means the "Commitments" (as defined in the Second Lien Term Loan Agreement).

        "Second Lien Term Loan Obligations" means all Obligations outstanding under the Second Lien Term Loan Agreement and the other Second Lien Loan Documents. "Second Lien Term Loan Obligations" shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second Lien Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

        "Second Lien Term Loan Secured Parties" means, at any relevant time, collectively, the Second Lien Lenders, the Second Lien Term Loan Administrative Agent and the holders from time to time of any other Second Lien Term Loan Obligations.

        "Second Lien Term Loans" means "Loans" (as defined in the Second Lien Term Loan Agreement).

        "Senior Note Debt Documents" means, collectively, the Indenture, the Senior Notes issued pursuant to the Indenture and the Senior Note Subsidiary Guarantees.

        "Senior Note Lien Obligations" means the Obligations outstanding under the Senior Notes or the Senior Notes Subsidiary Guarantees.

        "Senior Note Lien Termination Time" has the meaning assigned to such term in the Recitals to this Agreement.

        "Senior Note Secured Parties" means, at any relevant time, collectively, the holders of the Senior Note Lien Obligations.

        "Senior Note Subsidiary Guarantees" has the meaning assigned to such term in the Recitals to this Agreement.

        "Senior Note Subsidiary Guarantors" has the meaning assigned thereto in the Recital to this Agreement.

        "Senior Notes" has the meaning assigned to such term in the Recitals to this Agreement.

        "Sharing Collateral" means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Sharing Obligation.

        "Sharing Obligations" means, collectively, (a) the Collateral Trustee Fees, (b) the Second Lien Term Loan Obligations and (c) until (but only until) the Senior Note Lien Termination Time, the Senior Note Lien Obligations.

        "Sharing Percentage" means at any time:

        (a)   until (but only until) the Senior Note Lien Termination Time, (i) in the case of any Second Lien Term Loan Secured Party, the aggregate amount of Second Lien Term Loan Obligations held by such Second Lien Term Loan Secured Party at such time expressed as a percentage of the sum (herein, the "Relevant Sum") of (w) the total amount of Second Lien Term Loan Obligations at such time plus (x) the sum of the aggregate principal amount of the Senior Notes outstanding at such time plus (y) accrued and unpaid interest on such Senior Notes plus(z) the aggregate amount of any other Senior Note Lien Obligations owing at such time or (ii) in the case of any Senior Note Secured Party, the sum of (x) the aggregate principal amount of the Senior Notes outstanding at such time held by such Senior Note Secured Party plus (y) accrued and unpaid interest on such Senior Notes plus (z) the aggregate amount of any other Senior Note Lien Obligations owing to such Senior Note Secured Party at such time expressed as a percentage of the Relevant Sum; or

        (b)   thereafter, in the case of any Second Lien Term Loan Secured Party, the aggregate amount of Second Lien Term Loan Obligations held by such Second Lien Term Loan Secured Party at such time expressed as a percentage of the total amount of Second Lien Term Loan Obligations at such time.

        "Sharing Secured Parties" means, collectively, (i) the Collateral Trustee, (ii) the Second Lien Term Loan Secured Parties, (iii) until (but only until) the Senior Note Lien Termination Time, the Senior Note Secured Parties, and (iv) the holders from time to time of any other Second Lien Term Loan Obligations.

        "Sharing Security Documents" means, collectively, the Security Documents (as defined in the Second Lien Term Loan Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Sharing Obligations or under which rights or remedies with respect to such Liens are governed.

        "Subsidiary" means, with respect to any Person, another Person of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of such other Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

        "Subsidiary Guarantors" has the meaning assigned to such term in the Preamble to this Agreement.

        "Triggering Event" means the occurrence of any one or more of the following: (a) the failure to pay in full the principal of any Sharing Obligation upon final maturity thereof, (b) the occurrence of a Bankruptcy Event with respect to any Grantor, (c) the acceleration of the maturity of any Sharing Obligations upon the occurrence of an "Event of Default" under and as defined in the related Second Lien Debt Instrument or (d) the issuance of any direction by the Second Lien Term Loan Administrative Agent to the Collateral Trustee, following the occurrence and during the continuance of any Event of Default under the Second Lien Term Loan Agreement, to commence exercise of any of the Collateral Trustee's rights and remedies hereunder or under any of the Sharing Security Documents.

        "Trust Estate" means the right, title and interest of the Collateral Trustee in, to and under the Sharing Security Documents.

        "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

        Section 1.02    Terms Generally.    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (v) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II

REPRESENTATIONS AND WARRANTIES BY GRANTORS

        Each Grantor represents and warrants to the Sharing Secured Parties that:

        Section 2.01    Incorporation; Good Standing.    Such Grantor has been duly organized, is validly existing and in good standing as a corporation or other applicable entity under the laws of the jurisdiction of its organization, is duly qualified to transact business and is in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license, except where failure to be so qualified would not have a Material Adverse Effect.

        Section 2.02    Corporate Authority; No Breach.    The execution, delivery and performance by such Grantor of this Agreement and the Sharing Security Documents to which it is a party, and the other transactions contemplated hereby and thereby, are within such Grantor's corporate or other applicable powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such Grantor's charter (or similar documents) or bylaws (or similar documents) or (ii) law or any contractual restriction binding on or affecting such Grantor.

        Section 2.03    No Consents or Approvals.    No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by such Grantor of this Agreement or the Sharing Security Documents to which it is a party or for the transactions contemplated hereby or thereby, except for (i) filings and recordings in respect of the Sharing Security Documents and (ii) the authorizations, approvals, actions, notices and filings (x) the failure to obtain would not have a Material Adverse Effect or (y) which have been duly obtained, taken, given or made and are in full force and effect.

        Section 2.04    Enforceable Obligations, Etc.    This Agreement has been, and each of the Sharing Security Documents to which it is a party when delivered hereunder will have been, duly executed and delivered by such Grantor. This Agreement is, and each of the Sharing Security Documents to which it is a party when delivered hereunder will be, the legal, valid and binding obligation of such Grantor enforceable against such Grantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

ARTICLE III
DECLARATION AND ACCEPTANCE OF TRUST; REMEDIES

        Section 3.01    Declaration and Acceptance of Trust.    The Collateral Trustee hereby declares, and each of the Grantors agrees, that the Collateral Trustee holds the Trust Estate as trustee in trust under this Agreement for the equal and ratable benefit of the Sharing Secured Parties. By acceptance of the benefits of this Agreement and the Sharing Security Documents, each Sharing Secured Party (whether or not a signatory hereto) (i) consents to the appointment of the Collateral Trustee as trustee hereunder, (ii) confirms that the Collateral Trustee shall have the authority to act as the exclusive agent of such Sharing Secured Party for enforcement of any provisions of or any remedies under or with respect to the Sharing Security Documents and the giving or withholding of any consent or approval under the Sharing Security Documents or any Grantor's obligations thereunder or otherwise with respect to the Sharing Collateral, (iii) agrees that, except as expressly provided in this Agreement, it shall not take any action to enforce any of such provisions or remedies or give any such consents or approvals with respect to the Sharing Collateral, and (iv) agrees and consents to each other agreement of, or appointment or authorization by, of such Sharing Secured Party expressed herein.

        Section 3.02    Determinations Relating to Sharing Collateral.    In the event (i) the Collateral Trustee shall at any time receive any written request from any Grantor under a Sharing Security Document for consent or approval with respect to any matter or thing relating to any Sharing Collateral or such Grantor's obligations with respect thereto or (ii) there shall be due to or from the Collateral Trustee under the provisions of any Sharing Security Document any performance or the delivery of any instrument or (iii) a Responsible Officer of the Collateral Trustee shall receive notice of any nonperformance by any Grantor of any covenant or any breach of any representation or warranty set forth in any Sharing Security Document, then, in each such event, the Collateral Trustee shall advise the Second Lien Term Loan Administrative Agent and the Indenture Trustee of the matter or thing as to which consent has been requested or the performance or instrument or other document required to be delivered or the nonperformance or breach of which the Collateral Trustee has received notice. Subject to the provisions of Section 7.02(b) and 8.02(ii), the Second Lien Term Loan Administrative Agent shall at all times have the exclusive authority to direct the Collateral Trustee's response to any of the events or circumstances contemplated in clauses (i), (ii) or (iii) above.

        Section 3.03    Acknowledgement of Lien Priority; Intercreditor Agreement.

          (a)    Intercreditor Agreement.    The Grantors and the Sharing Secured Parties (by acceptance of this Agreement) each agrees that the Liens on the Sharing Collateral (other than the Cash Collateral) created by the "Security Documents" under the First Lien Credit Agreement are senior in right of security to the Liens on the Sharing Collateral (other than the Cash Collateral) created by the Shared Security Documents. Notwithstanding anything herein to the contrary, the liens and security interests granted to the Collateral Trustee pursuant to the Shared Security Documents (other than the Cash Collateral Agreement) and the exercise of any right or remedy by the Collateral Trustee hereunder or thereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

          (b)    Priority of Security Interests.    The Collateral Trustee and each of the other Sharing Secured Parties hereby agrees that the Liens and security interests granted to the Collateral Trustee hereunder shall be treated, as among the Sharing Secured Parties, as being for the equal and proportionate benefit of all the Sharing Secured Parties, without preference, priority, prejudice or distinction as to Lien or security interest of any Sharing Secured Party over any other Sharing Secured Party and shall at all times be shared by the Sharing Secured Parties as provided herein.

        Section 3.04    Remedies.

          (a)    Notice of Triggering Event.    Upon becoming aware of the occurrence of any Triggering Event, the Second Lien Term Loan Administrative Agent shall promptly give written notice thereof to the Collateral Trustee. Upon receipt of such notice from the Second Lien Term Loan Administrative Agent or upon receipt from the Indenture Trustee of written notice of a Triggering Event, the Collateral Trustee shall promptly notify the Second Lien Term Loan Administrative Agent, the Indenture Trustee and the Grantors in writing that a Triggering Event has occurred.

          (b)    Directions to Collateral Trustee.    The Second Lien Term Loan Administrative Agent shall at all times (whether before or after the occurrence of a Triggering Event) have the right and authority to direct the time, method and place of conducting any proceeding for the exercise of any right or remedy available to the Collateral Trustee with respect to the Sharing Collateral, or of exercising any trust or power conferred on the Collateral Trustee, or for the taking of any other action authorized by the instruments comprising the Trust Estate (including the making of any determinations to be made by the Collateral Trustee thereunder); provided, however, that (i) following the occurrence of a Triggering Event, the Requisite Sharing Secured Parties shall have the right at any time to assume such right and authority of the Second Lien Term Loan Administrative Agent by notice to the Indenture Trustee, the Second Lien Term Loan Administrative Agent and the Collateral Trustee and, thereafter, shall have the exclusive right and authority to direct the Collateral Trustee as to such matters and (ii) nothing in this Section 3.04 shall impair the right of the Collateral Trustee in its discretion to take any action deemed proper by the Collateral Trustee and which is not inconsistent with such direction by the Second Lien Term Loan Administrative Agent or Requisite Sharing Secured Parties, as applicable.

        Section 3.05    Right To Make Advances.    In the event an advance of funds shall at any time be required in the reasonable judgment of the Second Lien Term Loan Administrative Agent, for the preservation or maintenance of any Sharing Collateral, any Sharing Secured Party, with the consent of the Second Lien Term Loan Administrative Agent (or, if the Requisite Sharing Secured Parties shall have assumed the right and authority of the Second Lien Term Loan Administrative Agent as contemplated by Section 3.04(b), with the consent of the Requisite Sharing Secured Parties), shall be entitled to make such advance on behalf of, or in lieu of, the Collateral Trustee after reasonable notice to the Company of its intention to do so but without notice to any other Sharing Secured Party. Each such advance shall constitute a Collateral Trustee's Fee and shall be repaid as if such advance were a Collateral Trustee's Fee, with interest at the applicable Default Rate, by the Company upon demand by the Collateral Trustee, and in any event, whether or not such demand shall have been made, out of the proceeds of any Sharing Collateral distributed pursuant to clause first of Section 4.01. In the event any Sharing Secured Party shall receive any funds which, under this Section 3.05, belong to the Collateral Trustee or any other Sharing Secured Party, such Sharing Secured Party shall remit such funds promptly to the Collateral Trustee for distribution to the Collateral Trustee or such other Sharing Secured Party, as the case may be, and prior to such remittance shall hold such funds in trust for the Collateral Trustee or such other Sharing Secured Party, as the case may be.

        Section 3.06    Nature of Sharing Secured Parties' Rights.    All of the Sharing Secured Parties shall be bound by any instruction or direction given by the Second Lien Term Loan Administrative Agent or the Requisite Sharing Secured Parties, as applicable, pursuant to this Article III.

        Section 3.07    Absolute Right of Sharing Secured Parties.    Notwithstanding any other provisions of this Agreement or any provision of any Second Lien Debt Document, the right of each Sharing Secured Party, which is absolute and unconditional, to receive payments of Sharing Obligations held by such Sharing Secured Party on or after the due date thereof as set forth in the respective Second Lien Debt Documents, and the right of such Sharing Secured Party to institute suit for the enforcement of such payment on or after such due date shall not be impaired or affected without the consent of such Sharing Secured Party.

        Section 3.08    Restrictions on Actions.    Each Sharing Secured Party agrees that, so long as this Agreement remains in effect, the provisions of this Agreement shall provide the exclusive method by which any Sharing Secured Party may exercise rights and remedies hereunder and under the other Sharing Security Documents in respect of the Sharing Collateral. Therefore, each Sharing Secured Party shall, for the mutual benefit of all Sharing Secured Parties, except as otherwise permitted under this Agreement:

        (a)   refrain from taking or filing any action, judicial or otherwise, to enforce any rights or pursue any remedy hereunder or under any other Sharing Security Document with respect to the Sharing Collateral, except for delivering notices hereunder;

        (b)   refrain from accepting any other security for the Sharing Obligations from any Grantor or its Affiliates, except for any security granted to the Collateral Trustee for the benefit of all Sharing Secured Parties; and

        (c)   refrain from exercising any rights or remedies hereunder or under any other Sharing Security Document with respect to the Sharing Collateral that have or may have arisen or which may arise as a result of an Event of Default; provided, however, that nothing contained in this Section 3.08 shall prevent any Sharing Secured Party from (i) imposing a default rate of interest in accordance with the applicable Second Lien Debt Instrument, including the Default Rate, (ii) accelerating the maturity of any Sharing Obligations, (iii) raising any defenses in any action in which it has been made a party defendant or has been joined as a third party, except that the Collateral Trustee may direct and control any defense directly relating to the Collateral or any one or more of the Sharing Security Documents, which shall be governed by the provisions of this Agreement or (iv) subject to Section 4.05, exercising any right of setoff, recoupment or similar right.

        Section 3.09    Cooperation; Accountings.    Each of the Sharing Secured Parties will, upon the reasonable request of the Collateral Trustee, from time to time execute and deliver or cause to be executed and delivered such further instruments, and do and cause to be done such further acts, as may be necessary or proper to carry out more effectively the provisions of this Agreement. The Sharing Secured Parties agree to provide to each other upon reasonable request a statement of all payments received in respect of Sharing Obligations.

        Section 3.10    Other Collateral.    The Sharing Secured Parties agree that all of the provisions of this Agreement shall apply to any and all properties, assets and rights of the Grantors and their Affiliates in which the Collateral Trustee at any time acquires a security interest or Lien pursuant hereto or to any other Sharing Security Document, including, without limitation, oil and gas leasehold interests or rights in, derived from or over oil and gas leasehold interests, notwithstanding any provision to the contrary in any mortgage, deed of trust or other document purporting to grant or perfect any Lien in favor of the Sharing Secured Parties or any of them or the Collateral Trustee for the benefit of the Sharing Secured Parties or any of them.

        Section 3.11    Bankruptcy Proceedings.    The following provisions shall apply during any Insolvency or Liquidation Proceeding of any Grantor:

        (a)   The Collateral Trustee shall represent all Sharing Secured Parties in connection with all matters directly relating to the Sharing Collateral, including, without limitation, any use, sale or lease of Sharing Collateral, use of cash collateral, request for relief from the automatic stay and request for adequate protection; provided, however, that the Collateral Trustee shall not treat the Second Lien Term Loan Secured Parties or the Senior Note Secured Parties differently from each other with respect to rights in the Sharing Collateral (except differences in respect of rights to receive the proceeds thereof arising from differences in their interests as they may appear based on the relative amount of Sharing Obligations of each such class of Sharing Secured Parties).

        (b)   Each Sharing Secured Party shall be free to act independently on any issue not affecting the Sharing Collateral. Each Sharing Secured Party shall give prior notice to the Collateral Trustee of any such action that could materially affect the rights or interests of the Collateral Trustee or the other Sharing Secured Parties to the extent that such notice is reasonably practicable. If such prior notice is not given, such Sharing Secured Party shall give prompt notice following any action taken hereunder. Upon receipt of any such notice, the Collateral Trustee shall promptly notify the Second Lien Term Loan Administrative Agent, and, prior to the Senior Note Lien Termination Time, the Indenture Trustee of any such action.

        (c)   Any proceeds of the Sharing Collateral received by any Sharing Secured Party as a result of, or during, any Insolvency or Liquidation Proceeding will be delivered promptly to the Collateral Trustee for distribution in accordance with Section 4.01.

        Section 3.12    Senior Note Lien Termination Time.    Notwithstanding any other provision hereof, upon the occurrence of the Senior Note Lien Termination Time, (i) automatically and without the consent or release of any Senior Note Secured Party or the Indenture Trustee, the Senior Note Secured Parties shall no longer have any right or interest (beneficial or otherwise) in or to any of the Collateral and thenceforth this Agreement shall be, and the Collateral Trustee shall hold the Liens granted pursuant to the Sharing Security Documents, solely for the benefit of the Second Lien Term Loan Secured Parties and (ii) the Company shall promptly give such notice to the Indenture Trustee that the Senior Note Lien Termination Time has occurred. The Collateral Trustee is hereby authorized by the Grantors and the Sharing Secured Parties to execute and deliver, and to file, all such instruments and other documents as the Collateral Trustee deems appropriate in connection therewith.

ARTICLE IV
APPLICATION OF CERTAIN AMOUNTS

        Section 4.01    Application of Proceeds.    Except as otherwise herein expressly provided, including Section 3.03 hereof, subject (except in the case of the Cash Collateral) to the terms of the Intercreditor Agreement, the proceeds of any collection, sale or other realization of all or any part of the Sharing Collateral pursuant to any of the Sharing Security Documents, and any other cash at the time held by the Collateral Trustee under this Agreement or any of the Sharing Security Documents, shall be applied by the Collateral Trustee as soon as practicable after receipt (or as and when required by the relevant Sharing Security Document) as follows:

          first, to the Collateral Trustee in an amount equal to the Collateral Trustee Fees which are unpaid as of the applicable Distribution Date plus the amount of Collateral Trustee Fees advanced or paid by any Person (other than the Company) which has theretofore advanced or paid any such Collateral Trustee Fees and any amount referred to in Section 3.05 paid by any Person (with interest thereon at the applicable Default Rate) which amount the Collateral Trustee shall pay to such Person (and to the extent such amount refers to amounts advanced pursuant to Section 3.05, a like amount of such advance shall be discharged);

          second, after and giving effect to the payment in full of the Sharing Obligations referred to in clause first above, to the Sharing Secured Parties equally and ratably, each in proportion to their respective Sharing Percentages of the Relevant Sharing Obligations then held by them, until all the Sharing Obligations have been paid in full (or monies set aside for such payment in full as provided in the next paragraph); and

          third, after payment in full of all Sharing Obligations (or the set aside of monies for such payment in full as provided in the next paragraph) to the applicable Grantor or its successors or assigns, as its interests may appear.

        In the event that at the time of any application of monies pursuant to clause second above any Senior Note Lien Obligations held by any holder of Senior Notes shall not have been declared (or become) due and payable, then on the date of such application, the Collateral Trustee shall set aside the monies that would otherwise have been paid to such holder in respect of such Senior Note Lien Obligations into a segregated collateral account for the exclusive right and benefit of such holder, and shall notify the Indenture Trustee of the amount so deposited into such segregated collateral account. The balance from time to time held in any such segregated collateral account shall be invested in such Permitted Investments as the Collateral Trustee shall from time to time in its discretion determine and shall be available for application to the Senior Note Lien Obligations held by such holder upon request of such holder (or the Indenture Trustee on its behalf) until such time as all such Senior Note Lien Obligations have been paid in full, provided, however, that if (i) any such Senior Note Lien Obligations shall have been declared (or become) due and payable and (ii) no such request shall have been received by the Collateral Trustee for application to such Senior Note Lien Obligations within the Applicable Period after such Senior Note Lien Obligations have been declared (or become) due and payable, then the portion of such monies that would otherwise have been applied to such Senior Note Lien Obligations shall be applied by the Collateral Trustee in the manner specified in clause second or, if applicable, clause third above.

        For purposes hereof, "Applicable Period" means such period as is prescribed in Section 8.6 of the Indenture for the discharge from trust of unclaimed monies deposited with the trustee or paying agent.

        The Company shall notify the Collateral Trustee that the applicable Senior Note Lien Obligations have been declared (or become) due and payable. The Collateral Trustee shall deliver to the Indenture Trustee, within 5 days after receiving such notice from the Company, notice that monies referred to in the second paragraph of this Section 4.01 have been set aside into a segregated collateral account for the exclusive right and benefit of the holders of such Senior Note Lien Obligations.

        Section 4.02    Reliance By Collateral Trustee; Payments.    The Collateral Trustee shall be entitled to conclusively rely upon its determination pursuant to Section 6.04(e) as to the aggregate amount of Second Lien Term Loan Obligations that on any Distribution Date are held by any Second Lien Term Loan Secured Party, and shall remit the amount of any cash to be applied pursuant to clause second of Section 4.01 to the Second Lien Term Loan Obligations directly to such Second Lien Term Loan Administrative Agent. Similarly, the Collateral Trustee shall be entitled to conclusively rely upon its determination pursuant to Section 6.04(f) as to the aggregate amount of Senior Note Lien Obligations that on any Distribution Date are held by any holder of Senior Notes and as to the amount thereof that are due and payable, and shall, except to the extent provided in the second paragraph of Section 4.01, remit the amount of any cash to be applied pursuant to clause second of Section 4.01 to the Senior Note Lien Obligations that are then due and payable directly to the Indenture Trustee.

        Section 4.03    Payment Provisions.    For the purposes of applying the provisions of Section 4.01, all interest to be paid on any of the Sharing Obligations pursuant to the terms thereof shall, as among the Sharing Secured Parties and irrespective of whether such interest is or would be recognized or allowed in any Insolvency or Liquidation Proceeding, be treated as a Sharing Obligation for purposes hereof.

        Section 4.04    Turnover of Sharing Collateral.    If any Sharing Secured Party acquires custody, control or possession of any Sharing Collateral or proceeds therefrom, other than pursuant to the terms of this Agreement, such Sharing Secured Party shall promptly cause such Sharing Collateral or proceeds to be delivered to or put in the custody, possession or control of the Collateral Trustee for disposition or distribution in accordance with the provisions hereof. Until such time as the provisions of the immediately preceding sentence have been complied with, such Sharing Secured Party shall be deemed to hold such Sharing Collateral and proceeds in trust for the parties entitled thereto hereunder. Notwithstanding the foregoing, no Sharing Secured Party shall be required to deliver to or put in the custody, possession or control of the Collateral Trustee or to hold in trust as specified in the preceding sentence any amount of any Sharing Obligation paid or prepaid by the Company or any of its Subsidiaries to it (and not obtained by it through any sale of or other realization upon Sharing Collateral) in accordance with the terms of the Second Lien Term Loan Agreement or the Indenture, as applicable.

        Section 4.05    Sharing of Setoffs.    Each Sharing Secured Party agrees that if it shall through the exercise of a right of banker's lien, setoff or counterclaim against the Company or any other Grantor, including, without limitation, any right of the Term Loan Lenders pursuant to Section 4.4 of the Second Lien Term Loan Agreement, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Sharing Secured Party under any applicable bankruptcy, insolvency or other similar law, obtain payment (voluntary or involuntary) from any Sharing Collateral or proceeds thereof in respect of any Sharing Obligations owing to it, it shall promptly purchase from each other Sharing Secured Party participations in (or, if and to the extent specified by such Sharing Secured Party, direct interests in) the Sharing Obligations held by such other Sharing Secured Party in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Sharing Secured Parties shall share the benefit of such payment (net of any expenses which may be incurred by such benefited Sharing Secured Party in obtaining or preserving such excess payment) pro rata in accordance with the Sharing Percentages of each Sharing Secured Party. To such end, all the Sharing Secured Parties shall make appropriate adjustments among themselves (by the release of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Company and each other Grantor agrees that any Sharing Secured Party so purchasing a participation (or direct interest) in the Sharing Obligations owing to other Sharing Secured Parties may exercise all rights of setoff and similar rights with respect to such participation as fully as if such Sharing Secured Party were a direct holder of such Sharing Obligations in the amount of such participation.

ARTICLE V
AGREEMENTS WITH COLLATERAL TRUSTEE

        Section 5.01    Delivery of Second Lien Debt Instruments.    On or before the date hereof, the Company shall have delivered to the Collateral Trustee a true and complete copy of each of the Second Lien Debt Instruments as in effect on the date hereof. Promptly upon the execution thereof, the Company shall deliver to the Collateral Trustee a true and complete copy of any and all amendments, modifications or supplements to any Second Lien Debt Instrument.

        Section 5.02    Information As To Holders.    Within 30 days after request therefor by the Collateral Trustee, (i) with respect to the Second Lien Term Loan Obligations, the Second Lien Term Loan Administrative Agent shall, and (ii) with respect to the Senior Note Lien Obligations, the Company shall request the Indenture Trustee to (or, if the Indenture Trustee fails to, the Company, based on the best information available to the Company, including pursuant to exercise of any of the Company's rights under the Indenture, shall), in the case of (i) or (ii), deliver to the Collateral Trustee a list setting forth (as of the date of such request) (x) in the case of the Second Lien Term Loan Obligations, for each Second Lien Debt Instrument pursuant to which any Second Lien Term Loan Obligations are outstanding and (y) in the case of the Senior Note Lien Obligations, for the Senior Notes, (1) the aggregate principal amount then outstanding thereunder, (2) the interest rate or rates then in effect thereunder, (3) the amount thereof then due and payable and (4) the names of the holders thereof and the unpaid principal amount thereof then due and payable to each such holder. In addition, within 30 days after request therefor by the Collateral Trustee, (i) with respect to the Second Lien Term Loan Obligations, the Second Lien Term Loan Administrative Agent shall, and (ii) with respect to the Second Note Obligations, the Company shall request the Indenture Trustee to (or, if the Indenture

Trustee fails to, the Company, based on the best information available to the Company, including pursuant to exercise of any of the Company's rights under Indenture, shall), in the case of (i) or (ii), furnish to the Collateral Trustee a list (as of the date of such request) setting forth the name and address of each party to whom notices must be sent under (A) in the case of the Second Lien Term Loan Obligations, the Second Lien Debt Instruments pursuant to which any Second Lien Term Loan Obligations are outstanding and (B) in the case of the Senior Note Lien Obligations, the Senior Note Documents.

        Section 5.03    Expenses; Indemnity; Damage Waiver.

        (a)   Costs and Expenses.    The Grantors jointly and severally agree to pay (i) to the Collateral Trustee, from time to time upon demand, compensation (which shall not be limited by any provision of law in regard to compensation of a trustee of an express trust) for its services hereunder and for administering the Trust Estate, as heretofore or from time to time agreed upon in writing between the Collateral Trustee and the Company, (ii) all reasonable out-of-pocket expenses incurred by the Collateral Trustee and its affiliates, including the reasonable fees, charges and disbursements of counsel for the Collateral Trustee, in connection with the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (iii) all reasonable out-of-pocket expenses incurred or required to be advanced by the Collateral Trustee in connection with the administration of the Trust Estate or the preservation, protection or defense of the Collateral Trustee's rights under this Agreement and in and to the Sharing Collateral and the Trust Estate, (iv) all out-of-pocket expenses incurred by the Collateral Trustee, including the fees, charges and disbursements of any counsel for the Collateral Trustee, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 5.03, including in connection with any workout, restructuring or negotiations in respect thereof and (v) all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any other document referred to therein.

        (b)Indemnification By The Grantors.    The Grantors jointly and severally agree to indemnify and hold harmless the Collateral Trustee and its directors, officers, employees, agents and advisors (each, an "Indemnitee") from and against any and all claims, losses, liabilities, obligations, damages and expenses (including the fees and expenses of counsel) that may be incurred by or asserted or awarded against the Collateral Trustee or any such Person (hereinafter the "Indemnification Amount") arising out of, related to or in connection with (i) this Agreement or any Sharing Security Document (including the enforcement of any Sharing Security Document) or (ii) any refund or adjustment of any amount paid or payable to the Collateral Trustee under or in respect of any Sharing Security Document or any Sharing Collateral, or any interest thereon, which may be ordered or otherwise required by any Person, except to the extent such claims, losses, liabilities, damages and expenses are found by the final and non-appealable judgment of a court of competent jurisdiction to have resulted from such Person's gross negligence or willful misconduct. If the Grantors fail to pay on demand the Indemnification Amount, interest will accrue thereon at the Default Rate from the scheduled date for payment thereof until the actual date of payment and such interest shall be added to the Indemnification Amount.

        (c)   Waiver of Consequential Damages, Etc.    No Grantor shall assert, and each Grantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby.

        (d)   Payments.    All amounts due under this Section 5.03 shall be payable promptly after written demand therefor.

        Section 5.04    Further Assurances.    At any time and from time to time, upon the written request of the Second Lien Term Loan Administrative Agent or the Collateral Trustee, and at the expense of the Grantors, each Grantor shall promptly execute and deliver any and all such further instruments and documents and take such further action as is necessary or desirable or as the Collateral Trustee reasonably deems necessary or desirable in obtaining the full benefits of this Agreement.

ARTICLE VI
THE COLLATERAL TRUSTEE

        Section 6.01    Appointment of Collateral Trustee; Certain Duties; Consent to Service.

        (a)   Each of the Sharing Secured Parties appoints the Collateral Trustee to act, and Collateral Trustee agrees to act, as Collateral Trustee for the Sharing Secured Parties pursuant to the terms of this Agreement and the other Sharing Security Documents and to execute and enter into this Agreement, the Intercreditor Agreement and the other Sharing Security Documents and all other instruments relating to this Agreement and the other Sharing Security Documents, including (i) to take actions on its behalf that are expressly permitted under the provisions of this Agreement and the other Sharing Security Documents and all other instruments or agreements relating hereto or thereto and (ii) to exercise such powers and perform such duties as are, in each case, expressly delegated to the Collateral Trustee by the terms hereof and thereof. By acceptance of the benefits of this Agreement, each Sharing Secured Party that is not a party to this Agreement shall be deemed to have consented to the appointment and authorization set forth in the immediately preceding sentence.

        (b)   The Collateral Trustee's duties in respect of the Trust Estate shall include the taking of action with respect to applications of the Grantors or others for consents, waivers, releases or other matters relating to the Trust Estate or the Sharing Collateral as is explicitly required of the Collateral Trustee pursuant to the terms hereunder and the prosecution following any Triggering Event of any action or proceeding or the taking of any nonjudicial remedial action as shall be determined to be required pursuant to the provisions of Sections 3.02 and 3.04. The Collateral Trustee's sole duty with respect to the custody, safekeeping and physical preservation of any Sharing Collateral in its possession, under the Uniform Commercial Code or otherwise, shall be to deal with such Sharing Collateral in the same manner as it customarily deals with similar collateral of other parties held by it.

        (c)   The Collateral Trustee has consented to serve as Collateral Trustee hereunder on the express understanding, and each Senior Note Secured Party, by accepting the benefits of this Agreement, shall be deemed to have agreed, that the Collateral Trustee shall have no duty and shall owe no obligation or responsibility (fiduciary or otherwise), regardless of whether any Event of Default has occurred or is continuing, to such Senior Note Secured Party, other than the duty to perform its express obligations under this Agreement and the other Sharing Security Documents in accordance with their respective terms, subject in all events to the provisions of this Agreement limiting the responsibility or liability of the Collateral Trustee hereunder. Except as otherwise provided for herein, without limiting the foregoing, each Senior Note Secured Party, by accepting the benefits of this Agreement, shall be deemed to have waived any right it might have, under applicable law or otherwise, to compel the sale or other disposition of any Sharing Collateral, and any obligation the Collateral Trustee might have, under applicable law or otherwise, to obtain any minimum price for any Sharing Collateral upon the sale thereof. Notwithstanding anything to the contrary contained herein, it is expressly understood, and the availability of the benefits of this Agreement to the Senior Note Secured Parties is conditioned upon the understanding, that the sole right of the Senior Note Secured Parties shall be for the holders of the Senior Note Lien Obligations to receive their ratable share of any proceeds of Collateral in accordance with and subject to the provisions of this Agreement, the Intercreditor Agreement and the other Sharing Security Documents.

        Section 6.02    Exculpatory Provisions.

        No Representations. The Collateral Trustee shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein contained, all of which are made solely by the Grantors. The Collateral Trustee makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of the Grantors thereto or as to the security afforded by the Sharing Security Documents or this Agreement or as to the validity, execution (except its own execution thereof), enforceability, legality or sufficiency of the Sharing Security Documents or this Agreement or of the Sharing Obligations, and the Collateral Trustee shall incur no liability or responsibility with respect to any such matters. The Collateral Trustee shall not be responsible for insuring the Trust Estate or for the payment of taxes, charges, assessments or Liens upon the Trust Estate or otherwise as to the maintenance of the Trust Estate, including as to the preparation or filing of any Uniform Commercial Code financing statements.

        (b)   Limitations Upon Duties.    The Collateral Trustee shall not be required to ascertain or inquire as to the performance by any Grantor or any other Person of any of the covenants or agreements contained herein, in the Sharing Security Documents or in any Second Lien Debt Instrument or any other agreement or instrument referred to therein.

        (c)   Limitations Upon Liability.    The Collateral Trustee shall not be personally liable for any action taken or omitted to be taken by it in accordance with this Agreement, the Sharing Security Documents or any Second Lien Debt Instrument, except for such actions or omissions that are determined by a final and nonappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Collateral Trustee. The Collateral Trustee and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and the other Grantors as though the Collateral Trustee were not the collateral trustee hereunder.

        Section 6.03    Delegation of Duties.    The Collateral Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact which it shall select with due care. The Collateral Trustee shall not be responsible for the negligence or willful misconduct of any agents or attorneys-in-fact selected by it with due care.

        Section 6.04    Reliance By Collateral Trustee.

        (a)   Reliance Upon Certificates of Company.    Whenever in the administration of the trusts of this Agreement the Collateral Trustee shall deem it necessary or advisable that a matter be proved or established in connection with the taking of any action hereunder by the Collateral Trustee, such matter (unless other evidence in respect thereof be herein or in the Sharing Security Documents specifically prescribed) may be deemed to be conclusively provided or established by a certificate of an officer of the Company delivered to the Collateral Trustee, and such officer's certificate shall be full warranty to the Collateral Trustee for any action taken, suffered or omitted in reliance thereon.

        (b)   Consultation With Counsel.    The Collateral Trustee may consult with counsel of its own selection, and any opinion or advice of such counsel (which may be in-house counsel for the Collateral Trustee) shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Collateral Trustee shall have the right at any time to seek instructions concerning the administration of the Trust Estate from any court of competent jurisdiction.

        (c)   Reliance Upon Resolutions, Etc.    The Collateral Trustee may conclusively rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document (whether in its original or facsimile form) which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of telecopies and telexes, to have been sent by the proper party or parties. The Collateral Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Trustee and conforming to the requirements of this Agreement or the Sharing Security Documents.

        (d)   Conflict or Doubt in Actions To Be Taken.    In the event any disagreement between the Second Lien Term Loan Secured Parties and the Senior Note Secured Parties shall result in a proceeding in a court of competent jurisdiction being instituted with respect to the proper action to be taken by the Collateral Trustee hereunder, and an order shall be issued enjoining the Collateral Trustee from taking any action hereunder or under any Sharing Security Document, the Collateral Trustee shall be entitled to refrain from taking action hereunder and to retain the Trust Estate until the Collateral Trustee shall have received a replacement or supplemental order of such court with respect to the action to be taken. Any such replacement or supplemental order of a court shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Collateral Trustee to the effect that said order is final and nonappealable.

        (e)   Second Lien Term Loan Obligations Determinations.    Whenever the Collateral Trustee is required to determine, for any purposes of this Agreement, the existence or amount of any Second Lien Term Loan Obligations or the portion thereof held by any Second Lien Term Loan Secured Party or that is then due and payable or the existence of any "Event of Default" under the Second Lien Term Loan Agreement or the authorization by the "Required Lenders" under the Second Lien Term Loan Agreement of any release pursuant to Section 7.02(b) or any amendment pursuant to Section 8.02(ii), the Collateral Trustee shall request written certification of such existence, amount or authorization from the Second Lien Term Loan Administrative Agent and shall be entitled to make such determination on the basis of such certification; provided, however, that if, notwithstanding the request of the Collateral Trustee, the Second Lien Term Loan Administrative Agent shall fail or refuse reasonably promptly to certify as to such existence, amount or authorization, the Collateral Trustee shall be entitled, in addition to all other methods of reliance specified in this Agreement, to determine such existence, amount or authorization by such commercially reasonable method as the Collateral Trustee may, in the exercise of its good faith judgment, determine. The Collateral Trustee may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Company, any other Grantor, any Second Lien Term Loan Secured Party or any other Person as a result of such determination or any action taken pursuant thereto.

        (f)    Senior Note Lien Obligations Determinations.    Whenever the Collateral Trustee is required to determine, for any purposes of this Agreement, the existence or amount of any Senior Note Lien Obligations or the portion thereof held by any Senior Note Secured Party or that is then due and payable or the existence of any "Event of Default" under the Indenture or the authorization by not less than a majority in principal amount of Senior Notes of any release pursuant to Section 7.02(b) or any amendment pursuant to Section 8.02(ii), the Collateral Trustee shall request written certification of such existence, amount or authorization from the Indenture Trustee and shall be entitled to make such determination on the basis of such certification; provided, however, that if, notwithstanding the request of the Collateral Trustee, the Indenture Trustee shall fail or refuse reasonably promptly to certify as to such existence, amount or authorization, the Collateral Trustee shall be entitled, in addition to all other methods of reliance specified in this Agreement, to determine such existence, amount or authorization by such commercially reasonable method as the Collateral Trustee may, in the exercise of its good faith judgment, determine. The Collateral Trustee may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Company, any other Grantor, any Senior Note Secured Party or any other Person as a result of such determination or any action taken pursuant thereto, except to the extent arising from the gross negligence or willful misconduct of the Collateral Trustee.

        (g)   Collateral Trustee Discretion.    In the event that the Collateral Trustee in good faith is in doubt as to what action it should take hereunder, the Collateral Trustee shall be entitled to refrain from taking action hereunder and to retain the Trust Estate until the Collateral Trustee shall have received a direction from the Second Lien Term Loan Administrative Agent with respect to the action to be taken (or, if the Requisite Sharing Secured Parties shall have assumed the right and authority of the Second Lien Term Loan Administrative Agent as contemplated by Section 3.04(b), a direction of the Requisite Sharing Secured Parties).

        Section 6.05    Limitations On Duties of Collateral Trustee.    The Collateral Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction of the Second Lien Term Loan Administrative Agent or, to the extent provided in Sections 3.04(b), 7.02(b) and 8.02(ii), the Requisite Sharing Secured Parties. Except as herein otherwise expressly provided, the Collateral Trustee shall not be under any obligation to take any action which is discretionary with the Collateral Trustee under the provisions hereof except upon the written request of the Second Lien Term Loan Administrative Agent or, to the extent provided in Sections 3.04(b), 7.02(b) and 8.02(ii), the Requisite Sharing Secured Parties. Upon reasonable prior notice, the Collateral Trustee shall make available for inspection and copying during normal business hours by any Sharing Secured Party each certificate or other paper furnished to the Collateral Trustee by any Grantor, the Second Lien Term Loan Administrative Agent or the Indenture Trustee under or in respect of this Agreement, the Sharing Security Documents or any portion of the Trust Estate.

        Section 6.06    Moneys To Be Held In Trust.    All moneys received by the Collateral Trustee under or pursuant to any provision of this Agreement shall be held in trust for the purposes for which they were paid or are held.

        Section 6.07    Resignation and Replacement of Collateral Trustee.

        (a)   Resignation.    The Collateral Trustee may at any time, by giving 30 days' prior written notice to the Company, the Second Lien Term Loan Administrative Agent and, prior to the Senior Note Lien Termination Time, the Indenture Trustee, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the earlier of (i) 30 days from the date of such notice and (ii) the appointment by the Second Lien Term Loan Administrative Agent of a successor collateral trustee or collateral trustees determined after consultation with the Company. If no successor collateral trustee or collateral trustees shall be appointed and approved within 30 days from the date of the giving of the aforesaid notice of resignation, the Collateral Trustee (notwithstanding the termination of all of its other duties and obligations hereunder by reason of such resignation), the Second Lien Term Loan Administrative Agent or the Company may, in each case at the expense of the Company, apply to any court of competent jurisdiction to appoint a successor collateral trustee or collateral trustees (which may be an individual or individuals) to act until such time, if any, as a successor collateral trustee or collateral trustees shall have been appointed as above provided. Any successor collateral trustee or collateral trustees so appointed by such court shall immediately and without further act be superseded by any successor collateral trustee or collateral trustees appointed by the Second Lien Term Loan Administrative Agent as above provided. In connection with the foregoing, the Company hereby agrees with the Sharing Secured Parties to pay the fees, costs and expenses of any successor collateral trustee, and to provide indemnification to any successor collateral trustee, to the same extent as it provides the same to the predecessor collateral trustee. The Company shall promptly notify the Indenture Trustee of any successor Collateral Trustee.

        (b)   Appointment of Successor Collateral Trustee.    If at any time the Collateral Trustee shall resign or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of Collateral Trustee for any other cause, a successor collateral trustee or collateral trustees determined after consultation with the Company may be appointed by the Second Lien Term Loan Administrative Agent, and the powers, duties, authority and title of the predecessor collateral trustee or collateral trustees terminated and canceled without procuring the resignation of such predecessor collateral trustee or collateral trustees, and without any other formality (except as may be required by applicable law) other than appointment and designation of a successor collateral trustee or collateral trustees in writing, duly acknowledged, delivered to the predecessor collateral trustee or collateral trustees, and filed for record in each public office, if any, in which this Agreement is required to be filed. The Company shall promptly notify the Indenture Trustee of any successor Collateral Trustee.

        (c)   Rights of Successor Collateral Trustee.    The appointment and designation referred to in Section 6.07(b) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor collateral trustee or collateral trustees, without any further act, deed or conveyance, all of the estate and title of its predecessor or their predecessors, and upon such filing for record the successor collateral trustee or collateral trustees shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor or their predecessors; but such predecessor or predecessors shall, nevertheless, on the written request of the Second Lien Term Loan Administrative Agent or any successor collateral trustee or collateral trustees, execute and deliver an instrument transferring to such successor or successors all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor or predecessors hereunder and shall deliver all securities and moneys held by it or them to such successor collateral trustee or collateral trustees.

        (d)   Filings at Expense of Company.    Any required filing for record of the instrument appointing a successor collateral trustee or collateral trustees as hereinabove provided shall be at the expense of and done by the Company.

        Section 6.08    Qualifications of Successors to Collateral Trustee.    Except as permitted by Section 6.07, any successor to the Collateral Trustee appointed pursuant to Section 6.07 shall be either (i) a Second Lien Lender or (ii) a bank or trust company in good standing and having power so to act, incorporated under the laws of the United States of America or any State thereof or the District of Columbia, and shall also have capital, surplus and undivided profits of not less than $100,000,000.

        Section 6.09    Merger of Collateral Trustee.    Any Person into which the Collateral Trustee may be merged, or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Collateral Trustee shall be a party, or any Person acquiring all or substantially all of the corporate trust business of the Collateral Trustee, shall be the Collateral Trustee under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

        Section 6.10    Appointment of Additional and Separate Collateral Trustee.    Whenever (i) the Collateral Trustee or the Second Lien Term Loan Administrative Agent shall deem it necessary or prudent in order to conform to any law of any jurisdiction in which all or any part of the Sharing Collateral shall be situated or to make any claim or bring any suit with respect to or in connection with the Sharing Collateral, or (ii) the Collateral Trustee shall be advised by counsel that it is so necessary or prudent in the interest of the Sharing Secured Parties, then in any such case, the Collateral Trustee shall execute and deliver from time to time all instruments and agreements necessary or proper to constitute another bank or trust company or one or more Persons approved by the Collateral Trustee either to act as additional trustee or trustees of all or any part of the Trust Estate, jointly with the Collateral Trustee, or to act as separate trustee or trustees of all or any part of the Trust Estate, in any such case with such powers as may be provided in such instruments or agreements, and to vest in such bank, trust company or Person as such additional trustee or separate trustee, as the case may be, any property, title, right or power of the Collateral Trustee deemed necessary or advisable by the Collateral Trustee. Each of the Grantors hereby consents to all actions taken by the Collateral Trustee under the foregoing provisions of this Section 6.10.

ARTICLE VII
RELEASE OF COLLATERAL

        Section 7.01    Release of Trust Estate; Expiration of Certain Rights.    Notwithstanding any contrary provision herein, the Trust Estate shall be assigned and released to (i) the Second Lien Term Loan Administrative Agent for the benefit of the Second Lien Term Loan Secured Parties and the other holders of Second Lien Term Loan Obligations (and such release confirmed in a written instrument in form satisfactory to the Second Lien Term Loan Administrative Agent) on the earliest of (a) the date on which all the Senior Note Lien Obligations shall have been paid in full to the holders thereof, (b) the Senior Note Lien Termination Time or (c) the date that is 10 days after the provisions of Section 3.5 of the Indenture that require equal and ratable security for the Senior Notes shall be held to be invalid, void or unenforceable by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review, or (ii) the applicable Grantor on the date on which all the Second Lien Term Loan Obligations have been paid in full, the Second Lien Term Loan Commitments have been terminated, the Second Lien Term Loan Administrative Agent has given written notice thereof to the Collateral Trustee and all the Collateral Trustee Fees have been paid in full.

        Section 7.02    Releases of Sharing Collateral.

        (a)   Prior To Triggering Event.    At any time during which, to the actual knowledge of any Responsible Officer of the Collateral Trustee, no Triggering Event has occurred and is continuing, the Lien of the Sharing Security Documents may, at any time, be released in whole or in part by the Collateral Trustee pursuant to written directions signed by the Second Lien Term Loan Administrative Agent, provided, however, that no such release shall be effected in such a manner so that fewer than all, but not all, of the Sharing Secured Parties continue to be entitled to the benefits of such Lien (or become entitled to the benefits of a substitute Lien) without each of the Sharing Secured Parties hereunder being equally and ratably secured on the respective property subject to such Lien. No such release shall require any consent or approval by any other Sharing Secured Party.

        (b)   After Triggering Event.    At any time during which, to the actual knowledge of any Responsible Officer of the Collateral Trustee, a Triggering Event has occurred and is continuing, the Lien of the Sharing Security Documents may, at any time, be released in whole or in part by the Collateral Trustee only pursuant to written directions signed by the Requisite Sharing Secured Parties; provided, however, that no such release shall be effected in such a manner so that fewer than all, but not all, of the Sharing Secured Parties continue to be entitled to the benefits of such Lien (or become entitled to the benefits of a substitute Lien) without each of the Sharing Secured Parties hereunder being equally and ratably secured on the respective property subject to such Lien.

        Section 7.03    Production Proceeds.    So long as no Event of Default has occurred and is continuing, the Collateral Trustee, on behalf of the Secured Parties, has granted each of the Company and its Subsidiaries a revocable license to continue to receive from the purchasers of production all of the Net Proceeds of Production accruing to the Mortgaged Properties covered by the Sharing Security Documents, subject, however, to the Liens created under the Sharing Security Documents, which Liens are hereby affirmed and ratified. During the continuance of an Event of Default described under Sections 9.1(g) or (h) of the Second Lien Term Loan Agreement or, until (but only until) the Senior Note Lien Termination Time, Section 6.1(9) of the Senior Notes Indenture as in effect on the Effective Date, this license shall be automatically revoked, and during the continuance of any other Event of Default, this license shall be revocable by the Collateral Trustee, subject to Section 3.04(b), upon the written direction of the Administrative Agent in the sole discretion of the Administrative Agent, by notice to the Company, and the Collateral Trustee may exercise all rights and remedies granted under the Sharing Security Documents, including the right to obtain possession of all Net Proceeds of Production then held by the Company and its Subsidiaries or to receive directly from the purchasers of production all other Net Proceeds of Production. In no case shall any failure, whether purposeful or inadvertent, by the Collateral Trustee to collect directly any such Net Proceeds of Production constitute in any way a waiver, remission or release of any of its rights under the Sharing Security Documents, nor shall any release of any Net Proceeds of Production by the Collateral Trustee to the Company and its Subsidiaries constitute a waiver, remission, or release of any other Net Proceeds of Production or of any rights of the Collateral Trustee to collect other Net Proceeds of Production thereafter.

ARTICLE VIII MISCELLANEOUS

        Section 8.01    Equal and Ratable Security.    This Agreement is intended to comply with the provisions of the Senior Note Documents to secure the Senior Notes or the Senior Note Subsidiary Guarantees, as applicable, equally and ratably with the Second Lien Term Loan Obligations in respect of the Sharing Collateral until the Senior Note Lien Termination Time. To the extent that the rights and benefits herein or in any of the Sharing Security Documents conferred on the holders of the Senior Notes or the Indenture Trustee shall be held by a final judgment of a court of competent jurisdiction, no longer subject to appeal or review, to exceed the rights and benefits required so to be conferred by such provisions, such rights and benefits shall be limited so as to provide to such holders and the Indenture Trustee only those rights and benefits that are required by such provisions, and this Agreement shall be amended pursuant to Section 8.02 in accordance therewith. Any and all rights not herein expressly given to the Indenture Trustee are expressly reserved to the Second Lien Term Loan Administrative Agent and the other Second Lien Term Loan Secured Parties, it being understood that in the absence of a requirement to provide equal and ratable security set forth in the Senior Note Documents, this Agreement would not have been accepted by any of the Second Lien Term Loan Secured Parties.

        Section 8.02    Amendments, Supplements and Waivers.    This Agreement and any Sharing Security Document may be amended or modified or any provision thereof waived at any time, without the consent of any Sharing Secured Party (other than the Second Lien Term Loan Administrative Agent and the Collateral Trustee) or the Indenture Trustee, by an instrument in writing among the parties hereto; provided, however, that (i) at any time during which, to the actual knowledge of any Responsible Officer of the Collateral Trustee, no Triggering Event has occurred and is continuing, the Collateral Trustee will, upon the instruction of the Second Lien Term Loan Administrative Agent, execute any such amendment, modification or waiver (except that the Collateral Trustee shall not be obligated to execute any such instrument to the extent it would affect the Collateral Trustee's own rights, duties or immunities under this Agreement or the Sharing Security Documents); and (ii) at any time during which, to the actual knowledge of any Responsible Officer of the Collateral Trustee, a Triggering Event has occurred and is continuing, the Collateral Trustee will execute any such amendment, modification or waiver only upon the instruction of the Requisite Sharing Secured Parties (except that the Collateral Trustee shall not be obligated to execute any such instrument to the extent it would affect the Collateral Trustee's own rights, duties or immunities under this Agreement or the Sharing Security Documents). Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement or any Sharing Security Documents except to the extent its rights are directly affected in a materially adverse manner. Notwithstanding any other provision herein, any Second Lien Term Loans or Senior Notes or other Obligations held by or owed to any Granter or any Affiliate of any Grantor shall not be deemed outstanding for any purpose.

        Section 8.03    Notices.    All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, (i) to the addresses set forth below each party's name on the signature pages hereto or (ii) if to the Indenture Trustee, at the address for notices provided in the Indenture, or, as to each party, at such other address as shall be designated by it in a written notice to each of the other parties. All such notices and other communications given in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

        Section 8.04    Captions.    The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

        Section 8.05    Severability.    Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

        Section 8.06    Dealings with the Grantors.    Upon any application or demand by any Grantor to the Collateral Trustee to take or permit any action under any of the provisions of this Agreement or under any Sharing Security Document, such Grantor shall furnish to the Collateral Trustee (with a copy thereof to the Second Lien Term Loan Administrative Agent) a certificate of an appropriate officer and an opinion of counsel stating that all conditions precedent, if any, provided for in this Agreement and Sharing Security Document relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or the Sharing Security Documents relating to such particular application or demand, no additional certificate or opinion need be furnished.

        Section 8.07    Successors and Assigns; Parties to this Agreement.    This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Grantor, the Collateral Trustee and each Sharing Secured Party; provided, however, that no Grantor shall assign or transfer its rights or obligations hereunder without the prior written consent of the Collateral Trustee and the Second Lien Term Loan Administrative Agent. Notwithstanding anything to the contrary contained in this Agreement, unless expressly provided for herein, neither any Sharing Secured Party nor the Indenture Trustee (other than the Second Lien Term Loan Administrative Agent or the Collateral Trustee) shall be deemed to be a "party hereto" (or words of similar import) for any purpose hereunder.

        Section 8.08    Governing Law; Jurisdiction; Etc.

        (a)   Governing Law.    This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

        (b)   Submission to Jurisdiction.    Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any Sharing Security Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any Sharing Security Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any Sharing Security Document in the courts of any jurisdiction.

        (c)   Waiver of Venue.    Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any Sharing Security Document in any court referred to in paragraph (b) of this Section 8.08. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

        (d)   Service of Process.    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.03. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

        Section 8.09    Counterparts.    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

        Section 8.10    Waiver of Jury Trial.    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SHARING SECURITY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.10.

        Section 8.11    No Waiver.    No failure on the part of any Sharing Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Sharing Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

        Section 8.11    Survival.    The provisions of Section 5.03 and Article VI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the resignation or removal of the Collateral Trustee, the repayment of the Sharing Obligations and the termination of the Second Lien Term Loan Commitments.

        Section 2.01    Additional Subsidiary Guarantors.    Upon the execution and delivery by any Subsidiary of the Company of a "Guaranty" (as defined in the Second Lien Term Loan Agreement) (or a joinder thereto) such that such Subsidiary thereby becomes a "Guarantor" (as defined in the Second Lien Term Loan Agreement), such Subsidiary shall automatically and immediately, and without any further action on the part of any Person, (i) become a "Subsidiary Guarantor" and a "Grantor" for all purposes of this Agreement and (ii) be deemed to have made the representations and warranties, as applied to and including such new Subsidiary, set forth in this Agreement.

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        IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

VENOCO, INC.
By:	/s/ TIMOTHY M. MARQUEZ Timothy M. Marquez Chief Executive Officer
Address for Notices: 370 17th Street, Suite 2950 Denver, Colorado 80202-1370 Attention: Chief Financial Officer Facsimile No.: (303) 626-8315
With a copy to: Davis Graham & Stubbs LLP 1550 17th Street, Suite 500 Denver, Colorado 80202 Attention: John L. McCabe Facsimile No.: (303) 893-1379
BMC, LTD.
By:	Venoco, Inc., General Partner
By:/s/ TIMOTHY M. MARQUEZ Timothy M. Marquez Chief Executive Officer
Address for Notices: 370 17th Street, Suite 2950 Denver, Colorado 80202-1370 Attention: Chief Financial Officer Facsimile No.: (303) 626-8315
WHITTIER PIPELINE CORPORATION
By:	/s/ TIMOTHY M. MARQUEZ Timothy M. Marquez President
Address for Notices: 370 17th Street, Suite 2950 Denver, Colorado 80202-1370 Attention: Chief Financial Officer Facsimile No.: (303) 626-8315

Collateral Trust Agreement Signature Page

COLLATERAL AGENT
CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Second Lien Term Loan Administrative Agent
By:	/s/ VANESSA GOMEZ Name: Vanessa Gomez Title: Vice President
By:	/s/ GREGORY S. RICHARDS Name: Gregory S. Richards Title: Associate
Address for Notices:
Eleven Madison Avenue New York, New York 10010 Attention: Vanessa Gomez Facsimile No.: (212) 448-3755
With a copy to:
Akin Gump Strauss Hauer & Feld LLP 1111 Louisiana, 44th Floor Houston, Texas 77002 Attention: J. Michael Chambers Facsimile No.: (713) 236-0822

Collateral Trust Agreement Signature Page

COLLATERAL TRUSTEE
CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Collateral Trustee
By:	/s/ VANESSA GOMEZ Name: Vanessa Gomez Title: Vice President
By:	/s/ GREGORY S. RICHARDS Name: Gregory S. Richards Title: Associate
Address for Notices: Eleven Madison Avenue New York, New York 10010 Attention: Vanessa Gomez Facsimile No.: (212) 448-3755
With a copy to:
Akin Gump Strauss Hauer & Feld LLP 1111 Louisiana, 44th Floor Houston, Texas 77002 Attention: J. Michael Chambers Facsimile No.: (713) 236-0822
Collateral Trust Agreement Signature Page

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  EXHIBIT 10.3
REPRESENTATIONS AND WARRANTIES BY GRANTORS